EXHIBIT 10.1

                              TERMINATION AGREEMENT

         Termination Agreement (this "Agreement") dated October 27, 2003 among HPT CW Properties Trust ("HPT CW"), John G. Murray, Trustee of HPT CW MA Realty Trust ("HPT CW MA"), HH HPTCW II Properties LLC ("HPTCW II" and collectively with HPT CW and HPT CW MA, the "Landlord"), Hospitality Properties Trust ("HPT" and together with Landlord, the "Guaranteed Parties"), Candlewood Hotel Company, Inc. ("Guarantor") and Candlewood Leasing No. 1, Inc. ("Tenant").

                                    RECITALS

         Pursuant to an Agreement to Lease dated as of November 19, 1997, HPT CW and Tenant entered into a Second Amended and Restated Lease Agreement dated as of April 12, 2002, as amended by a First Amendment to Second Amended and Restated Lease Agreement dated as of July 21, 2003, between the Landlord and the Tenant (as amended, the "Second Amended Lease") with respect to the real property, related improvements and personal property described therein. Capitalized terms not defined in this Agreement shall have the meanings given therefor in the Second Amended Lease.

         As a condition precedent to Landlord entering into the Second Amended Lease, the Guarantor guaranteed all payment and performance obligations of the Tenant with respect to the Second Amended Lease to the Guaranteed Parties pursuant to a Third Amended and Restated Guaranty Agreement dated July 21, 2003 (the "Guaranty").

         Guarantor desires to be relieved of its obligations under the Guaranty, which the Guaranteed Parties are willing to do on the terms and conditions set forth in this Agreement.

         Contemporaneously with the execution of this Agreement, Guarantor and certain of its Subsidiaries and HPT are entering into that certain Purchase and Sale Agreement (the "HPT Purchase Agreement") and Six Continents Hotels, Inc. ("SCH"), Guarantor and Candlewood Hotel Company, L.L.C. are entering into an Asset Purchase Agreement (the "SCH Purchase Agreement").

         NOW, THEREFORE, it is agreed:

         1. Termination of the Guaranty. The Guaranteed Parties hereby acknowledge termination of the Guaranty at 11:59 pm on the Effective Date (hereafter defined) and release the Guarantor from any and all of its obligations set forth therein arising thereafter; provided the conditions set forth in Section 6 below are satisfied and further provided Guarantor's obligations under the proviso in Section 10 of the Guaranty shall not be terminated with respect to and Guarantor shall remain liable to the Guaranteed Parties thereunder with respect to, payments made prior to 11:59 pm on the Effective Date.

         2. Termination of the Second Amended Lease. Landlord and Tenant hereby agree that the term of the Second Amended Lease shall terminate at 11:59 pm on the Effective Date provided the conditions set forth in Section 6 below are satisfied and further provided the consideration described in Section 4, below, is paid.

         3. Surrender of Leased Property and Tenant's Personal Property. Tenant agrees that, on the Effective Date, Tenant shall surrender the Leased Property to the
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Landlord in substantially the same condition as the Leased Property is in on the date of this Agreement except as repaired, rebuilt, restored, altered or added to as permitted or required by the Second Amended Lease, reasonable wear and tear excepted (and casualty damage and Condemnation excepted if the Second Amended Lease is terminated following such casualty or Condemnation as provided therein). Upon the occurrence of the Effective Date and the satisfaction of the conditions in Section 6 below, Tenant shall be conclusively deemed to have satisfied its obligations under the immediately preceding sentence and under
Section 5.3 of the Second Amended Lease, and Landlord shall have no right to bring any claim for monetary damages or other relief against Tenant or Guarantor for any alleged violation of any such obligations. For purposes of Articles 10 and 11 of the Second Amended Lease, any casualty, destruction or Condemnation of the Leased Property after the date of this Agreement and prior to the Effective Date shall be treated as if it had occurred during the last two (2) years of the Term. In addition, Tenant acknowledges that, in accordance with the terms of
Section 5.2 of the Second Amended Lease, all of Tenant's Personal Property shall become the property of Landlord on the Effective Date, and, in connection therewith, Tenant agrees to execute and deliver a bill of sale in substantially the form attached as Exhibit A, conveying Tenant's Personal Property to Landlord or its designee as of the Effective Date.

         4. Consideration to Landlord. In consideration for Landlord's execution and performance of this Agreement, Tenant hereby agrees that on the Effective Date Tenant shall cause the FF&E Reserves to be paid to Landlord by wire transfer and that Landlord may retain the Retained Funds less $2,500,000, which amount shall be released by Landlord to Tenant and paid by wire transfer on the Effective Date.

         5. Termination of Security Agreements and Certain Prior Agreements. Provided the conditions set forth in Section 6 below are satisfied, on the Effective Date, without further action by Landlord, Tenant or Guarantor: (a) the Stock Pledge Agreement, (b) the Security Agreement, (c) the FF&E Pledge and (d) those agreements listed in Exhibit B (collectively the "Prior Agreements") shall be terminated without recourse to Tenant or Guarantor, and Landlord shall return the certificate evidencing the stock of Tenant to Guarantor.

         6. Compliance with Second Amended Lease. It is a condition to this Agreement becoming effective that on the Effective Date, no Event of Default arising from the failure to pay Rent or any other sum due under the Second Amended Lease shall exist.

         7. Timing of Rent Payments. Anything contained in the Second Amended Lease to the contrary notwithstanding, Landlord and Tenant hereby agree that payments of Minimum Rent and Additional Rent, if any, due pursuant to the Second Amended Lease for each of the November, 2003, December, 2003 and January, 2004 Accounting Periods shall be paid on the 15th day of such Accounting Period. Notwithstanding the foregoing, if payment of Rent for any such Accounting Period is not made as provided in this Section 7, then such non-payment shall constitute an Event of Default under the Second Amended Lease.

         8. Assets and Trade Payables; Impositions.

              (a) From and after the Effective Date, Landlord or its designee shall be solely responsible for collecting all current assets ("Current Assets") and for paying all current trade payables which are disclosed to Landlord pursuant to the good faith estimate

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and/or the Final Calculation which Tenant is required to prepare in accordance this Section 8 ("Current Trade Payables") that arose in connection with Tenant's (or its affiliates) operation of the Leased Property prior to the Effective Date. On or before the date that is ten (10) days prior to the Effective Date, Tenant shall provide Landlord with a good faith estimate of what the total Current Assets and Current Trade Payables will be on the Closing Date. Such estimate shall be provided to Landlord for information purposes only. Within thirty (30) days after the Effective Date, Tenant shall provide Landlord with a calculation of the actual amount of the Current Assets and the Current Trade Payables as of the Effective Date (the "Final Calculation"). The Final Calculation shall be made on an accrual basis in accordance with GAAP and shall provide for reasonable allowances for uncollectible Current Assets in accordance with GAAP. Landlord shall have five (5) Business Days after its receipt of the Final Calculation to approve or reject the same. If Landlord does not approve or reject the Final Calculation within such five (5) Business Day period, Landlord shall be deemed to have approved the Final Calculation. Within three (3) Business Days after Landlord's approval of the Final Calculation, (i) if the amount of the Current Assets determined therein exceeds the amount of the Current Trade Payables determined therein, then Landlord or its designee shall pay such excess amount to Tenant in immediately available funds and (ii) if the amount of the Current Trade Payables determined therein exceeds the amount of the Current Assets determined therein, then Guarantor and Tenant shall pay such excess amount to Landlord or its designee in immediately available funds. Such payment shall be a final settlement of the Current Assets and the Current Trade Payables. If Landlord and Tenant are not able to reach agreement on the Final Calculation within five (5) Business Days after Landlord's rejection of the same, then a certified public accountant reasonably acceptable to the parties hereto shall determine any portion of the Final Calculation that shall not theretofore have been agreed to by the parties hereto. The charges for such accountant shall be borne equally by the parties to such disputed amount. Tenant and Guarantor hereby acknowledge and agree that nothing contained in this
Section 8 shall construed so as to relieve Tenant of any of its obligations to make any payments required to be made by it under the Lease, including, without limitation, any Minimum Rent, Additional Rent or Additional Charges (except to the extent that such Additional Charges constitute Current Trade Payables).

              (b) On the Effective Date, a fair and reasonable estimated accounting of all Impositions with respect to the Leased Property shall be performed and agreed to by Landlord and Tenant. All Impositions imposed upon the Leased Property for all periods prior to and including the Effective Date shall be for the account of Tenant and all Impositions imposed upon the Leased Property for all periods after the Effective Date shall be for the account of Landlord. All adjustments to be made as a result of such accounting shall be paid to the party entitled thereto in immediately available funds on the Effective Date. All Impositions for which current bills are not available as of the Closing Date or the date of the Final Calculation, if applicable, including, without limitation, real estate and personal property taxes, shall be apportioned based on 100% of the most recent actual bill available. Notwithstanding anything contained herein to the contrary, the Impositions with respect to each Leased Property shall be calculated and allocated in accordance with the local custom and practice for such Leased Property as determined by Chicago Title Insurance Company.

         9. Representations.

              (a) Each of Guarantor and Tenant, jointly and severally, represent and warranty to the Guaranteed Parties that:

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                  (i) to their knowledge, there is no Event of Default or
         Default by either the Landlord or Tenant under the Second Amended Lease; and

                  (ii) the execution and delivery of this Agreement, the HPT Purchase Agreement and the SCH Purchase Agreement and the transactions contemplated hereby and thereby were duly approved by the boards of directors of Guarantor and the Guarantor's Subsidiaries party thereto at meetings duly held on October 26, 2003.

              (b) The Guaranteed Parties, jointly and severally represent and warrant to the Guarantor and Tenant that to their knowledge, there is no Event of Default or Default by either the Landlord or Tenant under the Second Amended Lease.

         10. Release. On the Effective Date and provided the conditions set forth in Section 6 above have been satisfied, the Guaranteed Parties hereby waive, release, and discharge to the fullest extent permitted by law any and all claims, causes of action, demands, suits, costs, expenses and damages existing on or before 11:59 pm on the Effective Date in any way related to or connected with Tenant or Guarantor or their respective affiliates that the Guaranteed Parties may have, of whatsoever nature and kind whether arising at law or at equity (whether based in contract, tort, or any other theory) against Tenant, Guarantor or their respective affiliates and their respective shareholders, officers, directors, members, employees, agents, attorneys or other representatives based in whole or in part on the Second Amended Lease, the Guaranty, the Stock Pledge Agreement, the Security Agreement, the FF&E Pledge, the Prior Agreements and/or any other document executed and delivered in connection therewith or on facts known or knowable to the Guaranteed Parties on the Effective Date, provided nothing in this Section 10 shall release or discharge Guarantor from its obligations to the Guaranteed Parties under the proviso in Section 10 of the Guaranty as set forth in Section 1 above or otherwise under this Agreement.

         11. Effective Date. The term "Effective Date" shall mean the date on which all conditions for closing under each of the HPT Purchase Agreement and the SCH Purchase Agreement shall have been satisfied and the closings under each have occurred.

         12. Cooperation; Access. To facilitate Landlord's acceptance of Tenant's surrender of the Leased Property, following the date of this Agreement upon reasonable notice, Guarantor will and will cause Tenant to permit the Guaranteed Parties and their respective representatives to inspect, during Guarantor's normal business hours, the Leased Property, to examine the books, records and other information of Guarantor and Tenant related to the Leased Property, and to consult with the employees of Guarantor and Tenant at such reasonable times as the Guaranteed Parties and or their respective representatives may reasonably request by notice to Guarantor (which notice may be oral). Guarantor agrees to provide to the Guaranteed Parties with such information, from time to time, as the Guaranteed Parties may reasonably request, (a) regarding the Leased Properties and the condition and operation thereof, (b) relating to the values of the Fixtures and Leased Personal Property and (c) required to determine results of operations of the Leased Property through the Effective Date. In addition, promptly upon HPT's request and at HPT's sole cost and expense, such audited and unaudited financial and other information and certifications required by HPT in connection with its reporting obligations under the Securities Exchange Act of 1934, and if required or requested, to permit HPT to incorporate any information included in filings made by Guarantor with the Securities

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Exchange Commission. The Guaranteed Parties shall indemnify, defend and hold harmless Guarantor and Tenant from and against any and all expense, loss or damage which they incur as a result of any act or omission of the Guaranteed Parties or their respective representatives in connection with such inspection and examination, other than to the extent that any expense, loss or damage arises from any negligence or misconduct of Guarantor or Tenant.

         13. Termination. This Agreement may be terminated, and the transactions contemplated hereby may be abandoned, at any time prior to the Effective Date, by action taken or authorized by the Board of Directors of the terminating party or parties, whether before or after Stockholder Approval:

              (a) by mutual written consent of HPT and Guarantor;

              (b) by either HPT or Guarantor if the Transactions shall not have been consummated prior to February 28, 2004 (the "Outside Date"); provided however that the right to terminate this Agreement under this Section 13 (b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Transactions to occur on or before the Outside Date;

              (c) by either HPT or Guarantor if "Stockholder Approval" (as defined in the HPT Purchase Agreement) is not obtained by reason of the failure to obtain the required vote at a duly held meeting of Guarantor's stockholders or at any adjournment thereof;

              (d) by either HPT or Guarantor if either the HPT Purchase Agreement or the SCH Purchase Agreement has been terminated; or

              (e) by HPT if the conditions set forth in Section 6 are not satisfied on the Effective Date.

         14. Effect of Termination. In the event of termination of this Agreement by either HPT or Guarantor as provided in Section 13, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of HPT or Guarantor or their respective Subsidiaries, officers or directors except with respect to any liabilities or damages incurred or suffered by a party as a result of the willful and material breach by the other party of any of its covenants or other agreements set forth in this Agreement and except as otherwise provided in the HPT Purchase Agreement.

         15. Governing Law. This Agreement shall be interpreted, construed, applied and enforced in accordance with the laws of The Commonwealth of Massachusetts applicable to contracts between residents of Massachusetts which are to be performed entirely within Massachusetts, regardless of (i) where this Agreement is executed or delivered; or (ii) where any payment or other performance required by this Agreement is made or required to be made; or (iii) where any breach of any provision of this Agreement occurs, or any cause of action otherwise accrues; or (iv) where any action or other proceeding is instituted or pending; or (v) the nationality, citizenship, domicile, principal place of business, or jurisdiction of organization or domestication of any party; or (vi) whether the laws of the forum jurisdiction otherwise would apply the laws of a jurisdiction other than Massachusetts; or (vii) any combination of the foregoing.

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         To the maximum extent permitted by applicable law, any action to enforce, arising out of, or relating in any way to, any of the provisions of this Agreement may be brought and prosecuted in such court or courts located in The Commonwealth of Massachusetts as is provided by law; and the parties consent to the jurisdiction of said court or courts located in Massachusetts and to service of process by registered mail, return receipt requested, or by any other manner provided by law.

         EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS,
(C) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 15.

         16. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but such counterparts, when taken together, shall constitute one agreement.

         17. Binding Effect. This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective legal representatives, successors and assigns.

         18. Further Assurances. The parties hereby agree to execute such further documents or instruments as may be necessary or appropriate to carry out the intention of this Agreement, including, without limitation, on the Effective Date and provided the conditions set forth in Section 6 above have been satisfied, upon request of Guarantor, HPT will deliver a certificate confirming the termination of the Guaranty, the Second Amended Lease, the Stock Pledge Agreement, the FF&E Pledge and the Prior Agreements, and that the release in
Section 10 above has become effective, all in accordance with the terms of this Agreement.

         19. Entire Agreement; Waiver. This Agreement contains the entire agreement between the parties hereto and shall be binding upon and inure to the benefit of their respective heirs, representatives, successors and permitted assigns. Any agreement hereinafter made shall be ineffective to change, modify, waive, release, discharge, terminate or effect an abandonment hereto, in whole or in part, unless such agreement is in writing and signed by the parties hereto.

         20. Interpretation. The parties have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or

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burden of proof shall arise favoring or disfavoring a party by virtue of the authorship of any provision of this Agreement.

         21. Public Announcements. The timing and content of all announcements regarding any aspect of this Agreement to the financial community, government agencies, employees or the public generally shall be mutually agreed upon in advance, unless HPT, or Guarantor is advised by counsel that any such announcement or other disclosure not mutually agreed upon in advance is required to be made by law, by New York Stock Exchange rule or by American Stock Exchange rule, or Nasdaq National Market rule, in which case to the extent practicable, the party making the announcement or disclosure will consult with the other party and use reasonable efforts to agree on the nature, extent and form of the announcement or disclosure. Notwithstanding anything to the contrary contained in this Agreement, the parties (and each employee, representative, or other agent of the parties) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transaction, and all materials of any kind (including opinions or other tax analyses) that are provided to the taxpayer relating to such tax treatment and tax structure.

         22. Declaration of Trust of HPT. The Declaration of Trust of HPT, a copy of which is duly filed with the Department of Assessments and Taxation of the State of Maryland, provides that the name "Hospitality Properties Trust" refers to the trustees under such Declaration of Trust collectively as trustees, but not individually or personally, and that no trustee, officer, stockholder, employee or agent of HPT shall be held to any personal liability, jointly or severally, for any obligation of, or claim against, HPT. All persons dealing with HPT in any way shall look only to the assets of HPT for the payment of any sum or the performance of any obligation.

         23. Declaration of Trust of HPT CW. The Declaration of Trust of HPT CW, a copy of which is duly filed with the Department of Assessments and Taxation of the State of Maryland, provides that the name "HPT CW Properties Trust" refers to the trustees under such Declaration of Trust collectively as trustees, but not individually or personally, and that no trustee, officer, stockholder, employee or agent of HPT CW shall be held to any personal liability, jointly or severally, for any obligation of, or claim against, HPT CW. All persons dealing with HPT CW in any way shall look only to the assets of HPT CW for the payment of any sum or the performance of any obligation.

         24. Post-Closing Agreement. Landlord hereby extends the time for Tenant and Guarantor to fulfill all their obligations under Sections 1 and 3 of that certain Post-Closing Agreement, dated as of July 21, 2003 among Guaranteed Parties, Guarantor and Tenant, from the dates set forth therein to the Effective Date.


    [Remainder of the page intentionally left blank; signatures on next page]



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         Executed under seal as of the date first above written.

                                HPT CW PROPERTIES TRUST


                                By: /s/ John G. Murray
                                    ------------------------------------------
                                      Name:  John G. Murray
                                      Title:     President

                                HPT CW MA REALTY TRUST


                                By: /s/ John G. Murray
                                    ------------------------------------------
                                      John G. Murray,
                                      as Trustee and not individually

                                HH HPTCW II PROPERTIES LLC


                                By: /s/ John G. Murray
                                    ------------------------------------------
                                      Name:  John G. Murray
                                      Title:     President

                                HOSPITALITY PROPERTIES TRUST


                                By: /s/ John G. Murray
                                    ------------------------------------------
                                      Name:  John G. Murray
                                      Title:     President

                                CANDLEWOOD HOTEL COMPANY, INC.


                                By: /s/ Jack P. DeBoer
                                    ------------------------------------------
                                      Name:  Jack P. DeBoer
                                      Title: Chairman & Chief Executive Officer

                                CANDLEWOOD LEASING NO. 1, INC.


                                By: /s/ Jack P. DeBoer
                                    ------------------------------------------
                                      Name:  Jack P. DeBoer
                                      Title: Chairman & Chief Executive Officer



                    [Signature page to Termination Agreement]


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The following exhibits have been omitted and will be supplementally furnished to the Securities and Exchange Commission upon request:

Exhibit A         Form of Bill of Sale
Exhibit B         Schedule of certain Prior Agreements